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                                                                    EXHIBIT 23.1

                          Independent Auditors' Consent

To the Board of Directors of
Entercom Communications Corp.
Bala Cynwyd, Pennsylvania

We consent to the incorporation by reference in this Registration Statement of Entercom Communications Corp. on Form S-8 of our report dated December 31, 1998 (January 26, 1999 as to Notes 10 and 13) (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 14), appearing in Registration Statement No. 333-61381 on Form S-1 of Entercom Communications Corp. dated January 27, 1999.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.

DELOITTE & TOUCHE  LLP

Philadelphia, Pennsylvania
January 29, 1999